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TMNG GLOBAL REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Overland Park, KS – November 11, 2013 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, reported financial results for its 2013 third quarter ended September 28, 2013.

“Our third quarter results, including year-over-year revenue growth and modest GAAP and non-GAAP net income, demonstrate our steady progress in executing on the three pillars of our strategic plan to return TMNG to sustainable profitability,” said Donald Klumb, CEO of TMNG Global.  “We are making inroads in evolving our consulting and technical solutions offerings, including our first commercial ‘big data’ contract, which are built upon our proprietary Ascertain software platform. We are prudently investing in expanding our software offerings, while utilizing our extensive industry and client knowledge to ensure our solutions deliver differentiated value for our clients.  Finally, we are nearing completion of an arrangement with a strategic alliance partner which relates to an M2M big data solution, which we currently expect to finalize in the fourth quarter.  We are confident that our strategy is the right one to position TMNG for the future. In addition, we have remained focused on our cost structure and our balance sheet remains solid, with a healthy cash position of $12.3 million and working capital of $18.2 million.”

Financial Results for the Thirteen Weeks Ended September 28, 2013

Revenues in the third quarter of 2013 were $13.4 million, up 5.2% from $12.7 million in the third quarter of 2012 and down from $14.0 million in the second quarter of 2013. During the third quarter of 2013, we deferred approximately $270,000 in implementation costs and all associated revenues on a “big data” managed service contract projected to launch late in the fourth quarter.   During the quarter, TMNG’s gross margin was 37.7%, compared with 38.6% in the third quarter of 2012 and 38.6% in the second quarter of 2013.

Selling, general and administrative expenses were $5.0 million in the third quarter of 2013, compared to $4.7 million in the third quarter of 2012 and $5.9 million in the second quarter of 2013.  Selling, general and administrative expenses for the second and third quarters of 2013 both include $234,000 in non-cash share-based compensation expense.

TMNG Global reported net income of $30,000 on a GAAP basis, or breakeven per diluted share for the third quarter of 2013, compared to net income of $0.1 million or $0.02 per diluted share in the third quarter of 2012, and net loss of ($0.5) million or ($0.06) per diluted share for the second quarter of 2013.  After adjusting for the after tax impact of depreciation and amortization expense and non-cash share-based compensation expense, non-GAAP adjusted net income was $0.5 million, or $0.06 per diluted share, for the third quarter of 2013.  The comparable non-GAAP adjusted net income was $0.4 million, or $0.05 per diluted share, for the third quarter of fiscal 2012 and breakeven for the second quarter of 2013.

Financial Results for the Thirty-Nine Weeks Ended September 28, 2013
For the thirty-nine weeks ended September 28, 2013, revenues were $41.4 million, compared with $40.1 million in the comparable period of fiscal year 2012.  TMNG Global’s gross margin was 37.4% during the thirty-nine weeks ended September 28, 2013, compared with 37.6% in the comparable period of fiscal year 2012.

Selling, general and administrative expenses were $16.0 million during the thirty-nine weeks ended September 28, 2013, compared to $16.4 million in the comparable period of fiscal year 2012.  Current year expense includes $532,000 of non-cash share based compensation expense.

Net loss for the thirty-nine weeks ended September 28, 2013 was ($0.6) million or ($0.08) per diluted share, compared with a net loss of ($1.5) million or ($0.20) per diluted share in the comparable period of fiscal year 2012.  After adjusting for the after tax impact of depreciation and amortization expense and non-cash share-based compensation expense, non-GAAP adjusted net income was approximately $0.5 million, or $0.07 per diluted share, for the thirty-nine weeks ended September 28, 2013.  The comparable non-GAAP adjusted net loss for the thirty-nine weeks ended September 29, 2012 was ($0.8) million or ($0.11) per diluted share.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2013 third quarter results.  The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the TMNG Global call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10035705, through November 14, 2013.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the Company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully complete and implement the proposed strategic partnership; conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

Revenues	$13,393	$12,733	$41,440	$40,077

Cost of services	8,350	7,814	25,940	25,018

Gross profit	5,043	4,919	15,500	15,059

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $234 and $3 for the thirteen weeks ended September 28, 2013 and September 29, 2012, respectively and $532 and $10 for the thirty-nine weeks ended September 28, 2013 and September 29, 2012, respectively)	4,994	4,748	16,023	16,429
Income (loss) from operations	49	171	(523)	(1,370)
Other income	1	1	3	8
Income (loss) before income taxes	50	172	(520)	(1,362)
Income tax provision	(20)	(30)	(59)	(90)
Net income (loss)	$30	$142	$(579)	$(1,452)

Net income (loss) per common share:
Basic and diluted	$0.00	$0.02	$(0.08)	$(0.20)

Weighted average shares used in calculation of net income (loss) per common share
Basic	7,130	7,104	7,124	7,100
Diluted	7,216	7,107	7,124	7,100

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 28,	December 29,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,302	$12,177
Accounts receivable, net	12,267	12,762
Prepaid and other current assets	891	658
Total current assets	25,460	25,597

NONCURRENT ASSETS:
Property and equipment, net	1,280	1,355
Goodwill	8,133	8,160
Other noncurrent assets	248	204
Total Assets	$35,121	$35,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,689	$975
Accrued payroll, bonuses and related expenses	3,395	4,003
Deferred revenue	543	605
Other accrued liabilities	1,598	1,809
Total current liabilities	7,225	7,392

NONCURRENT LIABILITIES:
Deferred income tax liabilities	531	472
Other noncurrent liabilities	382	441
Total noncurrent liabilities	913	913

Total stockholders’ equity	26,983	27,011
Total Liabilities and Stockholders’ Equity	$35,121	$35,316

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$30	$142	$(579)	$(1,452)

Depreciation and amortization	168	181	503	589
Non-cash share based compensation expense	235	3	533	10
Tax effect of applicable non-GAAP adjustments 1	20	30	59	90
Adjustments to GAAP net income (loss)	423	214	1,095	689

Non-GAAP adjusted net income (loss)	$453	$356	$516	$(763)

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.00	$0.02	$(0.08)	$(0.20)

Depreciation and amortization	0.03	0.03	0.07	0.08
Non-cash share based compensation expense	0.03	0.00	0.07	0.00
Tax effect of applicable non-GAAP adjustments 1	0.00	0.00	0.01	0.01
Adjustments to GAAP net income (loss) per diluted common share	0.06	0.03	0.15	0.09

Non-GAAP adjusted net income (loss) per diluted common share	$0.06	$0.05	$0.07	$(0.11)

Weighted average shares used in calculation of Non-GAAP adjusted net income (loss) per diluted common share	7,216	7,107	7,189	7,100

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

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